UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015 (October 13, 2015)

MERGE HEALTHCARE INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33006	39-1600938
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 North Orleans Street, 1st Floor Chicago, Illinois 60654 (Address of principal executive offices, including zip code) Registrant’s telephone number, including area code: (312) 565-6868

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 13, 2015, Merge Healthcare Incorporated (“Merge”) held a special meeting of Merge’s stockholders (the “Special Meeting”) in Chicago, Illinois. The following is a summary of the matters voted on at the Special Meeting and the results of the vote.

As of the close of business on September 10, 2015, the record date for the Special Meeting, the voting equivalent of 110,810,801 shares of common stock of Merge, $0.01 par value per share (“Merge Common Stock”) were entitled to vote at the Special Meeting.  Stockholders holding the voting equivalent of 86,742,627 shares of Merge Common Stock were represented in person or by proxy at the Special Meeting and, therefore, a quorum was present. The number of votes cast for or against, as well as abstentions, with respect to each proposal is set out below.  There were no broker-non-votes.

1. The proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 6, 2015 with International Business Machines Corporation (“IBM”) and Datong Acquisition Corp. (“Sub”), a wholly owned subsidiary of IBM, was approved by the following vote:

For	Against	Abstain
85,649,761	598,203	494,663

2. The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the Special Meeting was approved by the following vote:

For	Against	Abstain
82,852,343	3,377,020	513,264

Although this proposal was approved, adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

3. The proposal to approve, on an advisory (non-binding) basis, certain compensation arrangements that may become payable to Merge named executive officers in connection with the merger of Sub with and into Merge was approved by the following vote:

For	Against	Abstain
83,309,676	1,809,715	1,632,172

Each of the foregoing proposals is described in detail in the definitive proxy statement filed by Merge with the Securities and Exchange Commission on September 11, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

Date: October 14, 2015	By:	/s/ Justin Dearborn
Name: Justin Dearborn
Title: President